EXHIBIT 1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation of our report dated November 12, 2003, relating to the financial statements of LanWerX Entertainment, Inc. (formerly Luna Medical Technologies Inc.) (a development stage company) in the Registration Statement on Form SB-2/A dated January 13, 2004, and Prospectus, and to the reference to our firm as 'Experts in Accounting.'

/s/ MacKay LLP, Chartered Accountants

Vancouver, British Columbia, Canada

January 14, 2004